Exhibit 5.1

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone: (212) 907-6457

Facsimile: (212) 208-4657

December 10, 2020

The Board of Directors

Heat Biologics, Inc.

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Heat Biologics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “ Registration Statement ”), relating to an aggregate of 2,193,500 shares (the “Shares”) of the Company’s common stock, par value $0.0002 per share (the “Common Stock”), issuable upon exercise of 2,193,500 warrants previously issued on November 26, 2018 (the “Warrants”) in an underwritten public offering pursuant to the terms of that certain underwriting agreement, dated November 21, 2018, by and between the Company and A.G.P./Alliance Global Partners, as representative of the several underwriters listed on Schedule 1 thereto (the “Underwriting Agreement”).  The Registration Statement also relates to the Common Stock purchase rights (the “Rights”) issuable in accordance with the rights agreement, dated as of March 11, 2018, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, as amended by Amendment No. 1 to the Rights Agreement, dated March 8, 2019, and Amendment No. 2 to the Rights Agreement, dated March 10, 2020 (the “Rights Agreement”), which Rights are presently attached to the Common Stock.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and the Rights.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and if issued upon exercise of the Representative’s Warrants against payment therefor in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable; and (ii) each of the Rights attached to the Shares, when issued in accordance with and in the manner described in the Registration Statement and the Rights Agreement, will constitute a valid and binding obligation of the Company.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution), the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gracin & Marlow, LLP